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                                  EXHIBIT 10.2


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                           LOAN AND SECURITY AGREEMENT

THIS LOAN AGREEMENT ("AGREEMENT") is made and entered into as of June 4, 2001, by and between WORLDXCHANGE CORP., a.k.a., PT-1 Counsel, Inc., a.k.a. PT-I Long Distance, Inc. a Delaware corporation (the "BORROWER") and I-LINK INCORPORATED, a Florida corporation (the "GUARANTOR"), and COUNSEL CORPORATION (US), a Delaware corporation (the "LENDER").

RECITALS:

Borrower desires to borrow from Lender $15,000,000, the proceeds of which will be used to (i) purchase and operate certain of WorldxChange Communications, Inc.'s business assets purchased by Borrower; (ii) pay fees and expenses related to such asset acquisition and operation; and (iii) pay certain assumed liabilities related to such asset acquisition.

AGREEMENTS:

IN CONSIDERATION of the mutual promises and agreements herein contained, Lender, Borrower and Guarantor agree as follows:

ARTICLE ONE

AMOUNT AND TERMS OF THE LOAN

      Section 1.1 THE LOAN. Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan to Borrower in an aggregate principal amount of Fifteen Million Dollars ($15,000,000) (the "LOAN").

      Section 1.2 THE NOTE. The Loan shall be evidenced by and subject to the terms of a promissory note, dated June 4, 2001, substantially in the form set forth as EXHIBIT 1.2 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "NOTE"), payable to the order of Lender.

      Section 1.3 INTEREST. The Loan shall bear interest on the unpaid principal amount thereof at a rate PER ANNUM at all times equal to ten percent (10%). Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Loan. Accrued interest shall be paid quarterly in arrears and in cash on last business day of each quarter until all principal and interest hereunder is paid in full at the repayment or maturity of the Loan. Upon the occurrence of any Event of Default (as defined herein), the entire outstanding principal amount of the Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date the Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at an interest rate equal of twelve percent (12%) per annum, which shall be payable upon demand. Lender may waive in writing Borrower's obligation to make one or more cash interest payments in which case interest shall continue to accrue. Lender hereby waives Borrower's obligation to make the cash interest payment due June 30, 2001.

      Section 1.4 PRINCIPAL REPAYMENT. The outstanding principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and payable on June 4, 2002 (the "MATURITY DATE").

      Section 1.5 PREPAYMENTS.

Section 1.5.1 VOLUNTARY PREPAYMENTS. By written notice to Lender no later than 12:00 noon, New York time on the business day prior to such prepayment, Borrower may, at its option, prepay the Loan in whole at any time or in part from time to time without penalty or premium.

Section 1.5.2 MANDATORY PREPAYMENTS.

RECEIVABLE LENDING OR DEBT ISSUANCE. Borrower shall make a mandatory prepayment of the Loan in an amount equal to one hundred percent (100%) of the cash proceeds, net of any directly related reasonable fees and expenses incurred, from: (a) the initial purchase of Borrower's accounts receivable pursuant to a third-party financing arrangement ("A/R FINANCING"); or (b) future debt issuance of Borrower. Such prepayment(s) shall be made

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concurrently with the funding of such transaction(s).

PROCEEDS OF ASSET SALES. Borrower shall make a mandatory prepayment of the Loan in an amount equal to one hundred percent (100%) of the cash proceeds in excess of one million dollars ($1,000,000) of any sale(s) by Borrower of any of Borrower's material assets, net of any reasonable costs directly incurred in connection with such sale(s) and any taxes payable in connection with such sale(s). Together with any prepayment required by this Section, Borrower shall deliver to Lender a certificate executed by Borrower's chief financial officer setting forth the calculation of the net cash proceeds of such sale(s), including a calculation of the taxes payable in respect of such sale(s). Such prepayment(s) shall be made concurrently with the funding of such sales(s).

If Guarantor issues or sells any shares of its capital stock or other equity interests or securities convertible into or exercisable for any shares of its capital stock or other equity interests, it shall, within five (5) days of such sale or issuance, make a mandatory prepayment of the Loan in an amount equal to fifty percent (50%) of the cash proceeds thereof, net of: (a) any reasonable costs directly incurred in connection with such sale or issuance; and (b) proceeds used by Guarantor to acquire businesses or business assets; and (c) proceeds used to fund any Lender approved expanded business plan, PROVIDED, HOWEVER, that no such prepayment shall be required in connection with any such issuance or sale: (a) in connection with any acquisition (including by way of merger or consolidation or share exchange) by Borrower of the stock or assets of another person or entity in a transaction pursuant to which the purchase price is paid in whole or in part by the delivery of capital stock of Borrower to the seller; or (b) to officers, directors or employees of Guarantor or any of its subsidiaries pursuant to stock option or other benefit plans.

      Section 1.6 APPLICATION OF PREPAYMENTS. All voluntary and mandatory prepayments of the Loan shall be applied first to accrued interest and then to the principal outstanding under the Loan.

      Section 1.7 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

      Section 1.8 TAXES. All sums payable by Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto. If Borrower is prohibited by law from making payments hereunder or under the Note free of such deductions or withholdings, then Borrower shall pay such additional amount as may be necessary in order that the actual amount received by Lender after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note.

ARTICLE TWO

WARRANTS

      Section 2.1 WARRANTS. As further consideration for Lender's commitment to make available the Loan to Borrower, Guarantor shall grant to Lender a warrant (the "Initial Warrant") to purchase five million (5,000,000) shares of common stock of Guarantor at an exercise price of sixty cents ($0.60) per share. In the event Borrower does not repay the Note in full on or before the three month anniversary of the Closing Date, Guarantor shall grant to Lender a warrant (the "Second Warrant") to purchase an additional five million (5,000,000) shares of common stock of Guarantor at an exercise price of sixty cents ($0.60) per share. In the event Borrower does not repay the Note in full on or before the six month anniversary of the Closing Date, Guarantor shall grant to Lender a warrant (the "Third Warrant") to purchase an additional five million (5,000,000) shares of common stock of Guarantor at an exercise price of sixty cents ($0.60) per share. The Initial Warrant, Second Warrant and Third Warrant shall be issued at Closing pursuant to the terms of a Warrant Agreement (the "Warrant Agreement"). All warrants issued pursuant to the Warrant Agreement shall terminate on June 4, 2003.

ARTICLE THREE

CLOSING

      Section 3.1 CLOSING AND CLOSING DATE. The full disbursement of the Loan and the other transactions contemplated hereby shall take place on June 4, 2001 or at such other date and at such place as to which the parties
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may agree in writing (the "CLOSING" and the "CLOSING DATE"). Subject to the
terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Article IV below, Lender shall disburse the full amount of the Loan to Borrower.

ARTICLE  FOUR

SECURITY

      Section 4.1 GUARANTY. As partial security for the Loan, Guarantor shall execute and deliver to Lender, on or before the Closing Date, a guaranty (the "GUARANTY"), in form and substance satisfactory to Lender, pursuant to which the Guarantor shall guarantee the obligations of Borrower to Lender hereunder and under the Note.

      Section 4.2 BORROWER'S CREATION OF SECURITY INTEREST. In order to secure the payment of all obligations of Borrower to Lender whether now or hereafter arising, including all obligations under this Agreement, the Note entered into by and between Lender and Borrower of even date herewith, and any and all amendments, modifications, renewals or restatements hereof (the "SECURED OBLIGATIONS"), the Borrower hereby grants to the Lender (or its designee) (the "SECURED PARTIES") a security interest in all of Borrower's assets, now owned or hereinafter acquired, now in existence or hereafter arising, wherever located, other than equipment leased by Borrower and any leases which by their terms prohibit the grant of security interests in, or assignments of, Borrower's leasehold interest therein (collectively "BORROWER'S COLLATERAL"), including, without limitation the property described below on the terms and conditions set forth in this Agreement:

      (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing (collectively, "BORROWER'S ACCOUNTS");

            (b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Borrower's Accounts and Borrower's Books relating to any of the foregoing (collectively, "BORROWER'S GENERAL INTANGIBLES");

            (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing (collectively, "BORROWER'S NEGOTIABLE COLLATERAL");

            (d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing (collectively, "BORROWER'S INVENTORY");

            (e) present and hereafter acquired computers, communications equipment, software code, network servers, switches and other related equipment, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "BORROWER'S EQUIPMENT");

            (f) books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "BORROWER'S BOOKS"); and

(g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all of

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Borrower's Accounts, Borrower's General Intangibles, Borrower's Negotiable
Collateral, Borrower's Inventory, Borrower's Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of Borrower's Accounts, Borrower's General Intangibles, Borrower's Negotiable Collateral, Borrower's Inventory, Borrower's Equipment, or any portion thereof or interest therein and the proceeds thereof.

      To the extent that Borrower's creation of the foregoing security interest in any portion of the Borrower's Collateral requires the pre-approval of a state regulatory agency, the creation of the foregoing security interest with respect to such state is subject to and contingent upon Borrower obtaining such state regulatory agency's pre-approval.


      Section 4.3 SUBORDINATION OF SECURITY INTEREST. Notwithstanding anything to the contrary contained in this Agreement, Lender hereby agrees to subordinate its security interest in the Borrower's Collateral to the extent necessary to complete the A/R Financing.

      Section 4.4 GUARANTOR'S CREATION OF SECURITY INTEREST. In order to secure the payment of all obligations of Borrower to Lender under the Secured Obligations, the Guarantor hereby grants to the Secured Parties a security interest in all of Guarantor's assets, now owned or hereinafter acquired, now in existence or hereafter arising, wherever located, other than equipment leased by Guarantor and any leases which by their terms prohibit the grant of security interests in, or assignments of, Guarantor's leasehold interest therein (collectively "GUARANTOR'S COLLATERAL"), including, without limitation the property described below on the terms and conditions set forth in this
Agreement:

      (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Guarantor arising out of the sale or lease of goods or the rendition of services by Guarantor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Guarantor and Guarantor's Books relating to any of the foregoing (collectively, "GUARANTOR'S ACCOUNTS");

      (b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Guarantor's Accounts and Guarantor's Books relating to any of the foregoing (collectively, "GUARANTOR'S GENERAL INTANGIBLES");

      (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Guarantor's Books relating to any of the foregoing (collectively, "GUARANTOR'S NEGOTIABLE COLLATERAL");

      (d) present and future inventory in which Guarantor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Guarantor's Books relating to any of the foregoing (collectively, "GUARANTOR'S INVENTORY");

      (e) present and hereafter acquired computers, communications equipment, software code, network servers, switches and other related equipment, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "GUARANTOR'S EQUIPMENT");

      (f) books and records including: ledgers; records indicating, summarizing, or evidencing Guarantor's assets or liabilities, or the collateral; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "GUARANTOR'S BOOKS"); and

      (g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any

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and all of Guarantor's Accounts, Guarantor's General Intangibles, Guarantor's
Negotiable Collateral, Guarantor's Inventory, Guarantor's Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of Guarantor's Accounts, Guarantor's General Intangibles, Guarantor's Negotiable Collateral, Guarantor's Inventory, Guarantor's Equipment, or any portion thereof or interest therein and the proceeds thereof.

      To the extent that Guarantor's creation of the foregoing security interest in any portion of the Guarantor's Collateral requires the pre-approval of a state regulatory agency, the creation of the foregoing security interest with respect to such state is subject to and contingent upon Guarantor obtaining such state regulatory agency's pre-approval.

      Section 4.5 SALE OR REMOVAL OF COLLATERAL PROHIBITED. Except for the sale of inventory in the ordinary course of Borrower's and Guarantor's business, neither the Borrower nor the Guarantor shall sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer Borrower's Collateral or Guarantor's Collateral.

      Section 4.6 PERFECTION OF SECURITY INTEREST. From the date hereof, Borrower and Guarantor agree to execute and file financing statements, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where Borrower's Collateral and Guarantor's Collateral is located, to perfect and continue the Lender's interest in the Borrower's Collateral and Guarantor's Collateral, all at the Borrower's expense.

      Section 4.7 TAXES AND ASSESSMENTS. The Borrower and Guarantor will pay or cause to be paid promptly when due all taxes and assessments on the Borrower's Collateral and Guarantor's Collateral, this Agreement and the Notes. The Borrower or Guarantor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

      Section 4.8 INSURANCE. The Borrower and Guarantor shall have and maintain, or cause to be maintained, insurance at all times with respect to all Borrower's Collateral and Guarantor's Collateral except accounts receivable, against such risks as the Lender may reasonably require, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. All policies of insurance shall have endorsed a loss payable clause acceptable to the Lender and/or such other endorsements as the Lender may from time to time request, and the Borrower and Guarantor will promptly provide the Lender with the original policies or certificates of such insurance. The Borrower and Guarantor shall promptly notify the Lender of any loss or damage that may occur to the Borrower's Collateral and Guarantor's Collateral. The Lender is hereby authorized to make proof of loss if it is not made promptly by the Borrower or the Guarantor. All proceeds of any insurance on the Borrower's Collateral and Guarantor's Collateral shall be held by the Lender as a part of the Borrower's Collateral and Guarantor's Collateral and at Lender's option be applied to repay the indebtedness hereunder or to repair or restore property damage. If Lender agrees to use the funds to repair or restore the property, such proceeds shall be paid out from time to time upon order of the Borrower or the Guarantor for the purpose of paying the reasonable cost of repairing or restoring the property damaged. In the event of failure to provide insurance as herein provided, the Lender may, at the Lender's option, provide such insurance at the Borrower's or Guarantor's expense.

      Section 4.9 PROTECTION OF LENDER'S SECURITY. If the Borrower or Guarantor fail to perform any of their respective covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Borrower's Collateral or Guarantor's Collateral or title thereto or the interest of the Lender therein, including, but not limited to insolvency, or arrangements or proceedings involving a bankrupt or decedent, then the Lender, at the Lender's option, may make such appearance, disburse such sums, and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon the Borrower's or Guarantor's property to make repairs to the Borrower's Collateral or Guarantor's Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower secured by this Agreement. Unless the Borrower, the Guarantor and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note. Nothing contained in this Section shall require the Lender to incur any expense or take any action.

      Section 4.10 INSPECTION. The Lender may make or cause to be made reasonable entries upon and inspections of the Borrower's or Guarantor's premises to inspect the Borrower's Collateral or Guarantor's Collateral.

      Section 4.11 BORROWER, GUARANTOR AND LIEN NOT RELEASED. From time to time, the Lender may, at the

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Lender's option, without giving notice to or obtaining the consent of the
Borrower, the Borrower's successors or assigns or of any other lienholder or Guarantor, without liability on the Lender's part, and notwithstanding the Borrower's breach of any covenant or agreement of the Borrower in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Borrower's Collateral or Guarantor's Collateral, take or release other or additional security, reconvey any part of the Borrower's Collateral or Guarantor's Collateral, consent to any map or plan of the Borrower's Collateral or Guarantor's Collateral, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with the Borrower to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by the Lender pursuant to the terms of this Section shall not affect the obligation of the Borrower or the Borrower's successors or assigns or Guarantor to pay the sums secured by this Agreement and to observe the covenants of the Borrower and Guarantor contained herein, shall not affect the guaranty of Guarantor or any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Borrower's Collateral or Guarantor's Collateral. The Borrower shall pay the Lender a reasonable service charge, together with attorneys' fees as may be incurred at the Lender's option for any such action if taken at the Borrower's request.

      Section 4.12 FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by the Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Lender of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Lender shall not be a waiver of the Lender's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Lender's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive the Borrower's or Guarantor's default in payment of sums secured by this Agreement.

      Section 4.13 UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Borrower's Collateral and Guarantor's Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Borrower and Guarantor each hereby grant the Lender a security interest in said items. The Borrower and Guarantor each agree that the Lender may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Borrower's Collateral and Guarantor's Collateral. In addition, the Borrower and Guarantor each agree to execute and deliver to the Lender, upon the Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Lender may reasonably require to perfect a security interest with respect to said items. The Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Lender may reasonably require. The Borrower or Guarantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Borrower's Collateral and Guarantor's Collateral, other than the security interests of the Secured Parties, including replacements and additions thereto. Upon the occurrence of an Event of Default, each Secured Party shall have the remedies of a Lender under the Uniform Commercial Code and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Parties may proceed against the items of real property and any items of personal property specified above as part of the Borrower's Collateral and Guarantor's Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

ARTICLE FIVE

CONDITIONS OF LENDING

      Section 5.1 CONDITIONS PRECEDENT TO LOAN. The obligation of Lender to disburse the Loan hereunder is subject to the following conditions precedent:

      Section 5.1.1 RECEIPT OF DOCUMENTS. Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to
Lender:

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The Note, duly executed and delivered by Borrower;

The Guaranty, duly executed and delivered by the Guarantor;

The appropriate UCC-1 financing statements duly executed and delivered by Borrower and Guarantor;

Certified copies of the resolutions of the Board of Directors of each of Borrower and the Guarantor evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Guaranty and other matters contemplated hereby;

Such other agreements, certificates, opinions of counsel and documents as Lender may reasonably require.

Section 5.1.2 COMPLIANCE. All of the representations and warranties of Borrower and Guarantor in this Agreement, the Guaranty, and the Warrant Agreement and in each other agreement, document, or instrument executed or delivered pursuant hereto or thereto (collectively, the "LOAN DOCUMENTS") shall be true and accurate in all material respects on and as of the Closing Date. Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default shall have occurred and be continuing. Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date.

ARTICLE SIX

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and make the Loan, Borrower and Guarantor represent and warrant as follows:

      Section 6.1 Existence and Standing.

Section 6.1.2 Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing under the laws of each other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Note and all other Loan Documents.

Section 6.1.3 Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, is qualified to do business and in good standing under the laws of each other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Note, the Guaranty and all other Loan Documents.

      Section 6.2 AUTHORIZATIONS, COMPLIANCE WITH LAWS. The execution, delivery and performance by each of Borrower and Guarantor of each Loan Document to which it is a party, and of each other document required to be executed and delivered by it pursuant to this Agreement or any other Loan Document, have been duly authorized by all necessary corporate action and do not and will not (i) violate
(A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Guarantor or (B) any provision of the Certificate of Incorporation, By-laws or other organizational documents of Borrower or Guarantor; or (ii) result in a breach of or constitute a default under any agreement or instrument to which Borrower or Guarantor is a party or by which any of their properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon Borrower's or Guarantor's properties or assets other than as contemplated by this Agreement.

      Section 6.3 APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency or any other person is or will be necessary for the valid execution, delivery and performance by Borrower or Guarantor of this Agreement, the Note, the Guaranty, the Warrant Agreement or any other document required to be executed and delivered by Borrower or Guarantor pursuant to this Agreement.

      Section 6.4 BINDING OBLIGATIONS. This Agreement, the Note, the Guaranty, the Warrant Agreement and all other documents required to be executed and delivered by Borrower and Guarantor pursuant to this Agreement have been executed and delivered by a duly authorized officer of Borrower and Guarantor and constitute legal, valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms.

      Section 6.5 COMPLIANCE WITH LAWS. Each of Borrower and Guarantor has complied and is in compliance in all material respects with all applicable federal, state and local laws. Each of Borrower and Guarantor has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

      Section 6.6 TAXES. Except as set forth on Schedule 6.6 attached hereto, each of Borrower and Guarantor has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of Borrower and its Subsidiaries, as appropriate, in conformity with generally accepted accounting principles).

      Section 6.7 TITLE TO PROPERTIES. Each of Borrower and Guarantor has title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease. Each of Borrower and Guarantor owns or possesses the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business (collectively, "proprietary rights"). Except as set forth in Schedule 6.7, neither Borrower nor Guarantor are aware of any existing or threatened infringement or misappropriation of (a) any such proprietary rights of others by Borrower or Guarantor or (b) any proprietary rights of Borrower or Guarantor by others.

ARTICLE  SEVEN

COVENANTS OF BORROWER AND GUARANTOR

      Section 7.1 COVENANTS. So long as the Note shall remain unpaid and this Agreement shall not have been terminated, Borrower and Guarantor each hereby agree, unless Lender shall otherwise consent in writing, to:

Section 7.1.1 PAYMENT OF OBLIGATIONS. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; and (iii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of Borrower or Guarantor; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of Borrower or Guarantor in accordance with generally accepted accounting principles.

Section 7.1.2 PRESERVATION OF EXISTENCE. Preserve and maintain Borrower's and Guarantor's respective corporate existence, and all material rights, franchises, licenses and privileges used or useful in the operation of their business.

Section 7.1.2 MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted.

Section 7.1.3 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

Section 7.1.4 PERFECTION OF LIENS. Do all things requested by Lender to preserve and perfect the security interests of Lender arising pursuant to this Agreement or any other agreement required hereunder.

Section 7.1.5 GOVERNMENTAL APPROVAL. If counsel to Lender reasonably determines that the consent of the Federal Communications Commission or any other federal, state or local governmental or licensing authority is required in connection with the execution, delivery and performance of this Agreement, the Note, the Guaranty, the Warrant Agreement or any other document delivered to Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then Borrower and Guarantor, at their sole cost and expense, agrees to use its good faith reasonable efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent.

Section 7.1.6 AGREEMENTS. Comply with their respective obligations under the Loan Documents.

ARTICLE EIGHT

ORDER OF PAYMENTS

Section 8.1 ORDER OF PAYMENTS. Any and all amounts actually received by the Lender in connection with the enforcement of this Agreement, including the proceeds of any collection, sale or other disposition of all or any part of the Borrower's Collateral and Guarantor's Collateral (collectively, the "PROCEEDS"), shall, promptly upon receipt by the Lender, be applied:

      (i) first, to the payment in full of the Secured Obligations, or in the event that such Proceeds are insufficient to pay in full the Secured Obligations, to the Secured Obligations of the Secured Parties in the following order of priority:

      (A) to all interest (including default interest) owing to the Secured Parties on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time; then

(B) to principal amounts owing to the Secured Parties on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time;

(C ) any other fees or expenses incurred hereunder; and

(ii) second, to the Borrower or in the manner that a court of competent jurisdiction shall direct.

ARTICLE NINE

EVENTS OF DEFAULT AND REMEDIES

      Section 9.1 EVENTS OF DEFAULT. The Borrower or the Guarantor shall be in default under this Agreement when any of the following events or conditions occurs (each an "EVENT OF DEFAULT"):

Section 9.1.1 Borrower shall fail to pay all principal due under the Note on or before the Maturity Date; or

Section 9.1.2 Borrower shall fail to pay any of the Secured Obligations (other than payment of principal due under the Note on or before the Maturity Date) pursuant to the terms of this Agreement and such failure is not remedied within five (5) days of Lender's written notice to Borrower; or

Section 9.1.3 Any representation or warranty made by Borrower or Guarantor (or any of their officers) herein, in this Agreement, the Warrant Agreement, the Guaranty or any other Loan Document or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

Section 9.1.4 Borrower or Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Guaranty, the Warrant Agreement or any other Loan Document, and any such failure remains unremedied for a period of thirty (30) days after receipt of written notice from Lender; or

Section 9.1.5 Either (i) Borrower or Guarantor shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "BANKRUPTCY"; or (ii) Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iii) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of Borrower or Guarantor and such appointment shall continue undischarged for a period of forty five (45) days; or (iv) an involuntary case is commenced against Borrower or Guarantor under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within forty five (45) days after the commencement of the case; or (v) Borrower or Guarantor shall institute
(by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vi) any such proceeding shall be instituted against Borrower or Guarantor and shall remain undismissed for a period of forty five
(45) days; or (vii) Borrower or Guarantor shall take any action for the purpose of effectuating any of the foregoing; or

Section 9.1.6 Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of Borrower or Guarantor; or

Section 9.1.7 Borrower or Guarantor defaults under any funded indebtedness, included but not limited to indebtedness evidenced by notes or capital leases, of Borrower or Guarantor other than the amounts loaned pursuant to this Agreement; or

Section 9.1.8 Any money judgment, writ or warrant of attachment, or similar process involving, either individually or in the aggregate, an amount in excess of $100,000, and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against Borrower or Guarantor or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

 Section 9.2 ACCELERATION. At the option of the Lender, upon an Event of Default, all sums due hereunder shall become immediately due and payable.


      Section 9.3 RIGHTS OF SECURED PARTIES.

      (a) Upon an Event of Default, the Secured Parties may require the Borrower and Guarantor to assemble the Borrower's Collateral and Guarantor's Collateral and make it available to the Secured Parties at the place to be designated by the Secured Parties which is reasonably convenient to the parties. The Secured Parties may sell all or any part of the Borrower's Collateral or Guarantor's Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Parties may bid at any public sale on all or any portion of the Borrower's Collateral and Guarantor's Collateral. Unless the Borrower's Collateral and Guarantor's Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Parties shall give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Borrower's Collateral and Guarantor's Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

      (b) Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

      (c) The sale shall be held in a county in which the Borrower's Collateral and Guarantor's Collateral or any part is located or in a county in which the Borrower or Guarantor has a place of business;

      (d) Payment shall be in cash or by certified check immediately following the close of the sale;

      (e) The sale shall be by auction, but it need not be by a professional auctioneer;

      (f) The Borrower's Collateral and Guarantor's Collateral may be sold as is and without any preparation for sale.

      (g) Notwithstanding any provision of this Agreement, the Secured Parties shall be under no obligation to offer to sell the Borrower's Collateral and Guarantor's Collateral. In the event the Secured Parties offer to sell the Borrower's Collateral and Guarantor's Collateral, the Secured Parties will be under no obligation to consummate a sale of the Borrower's Collateral and Guarantor's Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Borrower's Collateral and Guarantor's Collateral.

      (h) In the event the Secured Parties elect not to sell the Borrower's Collateral and Guarantor's

Collateral, the Secured Parties may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Borrower's Collateral and Guarantor's Collateral in satisfaction of the Borrower's obligation, subject to the Borrower's or Guarantor's rights under such procedures.

      (i) In addition to the rights under this Agreement, in the event of a default by the Borrower, the Secured Parties shall be entitled to the appointment of a receiver for the Borrower's Collateral and Guarantor's Collateral as a matter of right whether or not the apparent value of the Borrower's Collateral and Guarantor's Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by the Secured Parties shall not disqualify a person from serving as receiver.

ARTICLE TEN

MISCELEANEOUS PROVISIONS


      Section 10.1 EXPENSES. Borrower agrees to pay on demand all costs and expenses incurred by Lender directly in the enforcement of this Agreement, the Note, the Guaranty, and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery or recordation of any instruments and documents to be delivered hereunder.

      Section 10.2 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder operate as a waiver. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 10.3 AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by Borrower or Guarantor, shall in any event be effective unless in writing, signed by Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower or Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances except as expressly provided herein or in another Loan Document.

      Section 10.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be delivered in person or by mailing a copy thereof by registered or certified U.S. mail, return receipt requested, to the applicable party at the addresses indicated below:

If to Borrower:

WorldxChange Corp.
13751 South Wadsworth Park Drive
Suite 200
Draper, Utah  84020
Attention:  Gary Wasserson, President & Chief Executive Officer
Telecopier: 801-576-4295

With a copy (which shall not constitute notice) to:

WorldxChange Corp.
13751 South Wadsworth Park Drive
Suite 200
Draper, Utah  84020
Attention:  General Counsel
Telecopier: 801-576-4295

If to Guarantor:

I-LINK INCORPORATED

13751 South Wadsworth Park Drive
Suite 200
Draper, Utah  84020
Attention:  Gary Wasserson, Chief Executive Officer
Telecopier: 801-576-4295

With a copy (which shall not constitute notice) to:

I-LINK INCORPORATED
13751 South Wadsworth Park Drive
Suite 200
Draper, Utah  84020
Attention:  General Counsel
Telecopier: 801-576-4295

If to Lender:

Counsel Corporation (US)
280 Park Avenue
28th Floor, West Building
New York, NY  10017
Telecopier:  (212) 286-5036

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

      Section 10.5. BINDING EFFECT. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of Lender. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Agreement.

      Section 10.6 GOVERNING LAW. This Agreement, the Note, the Guaranty, and related documents shall be governed by, and construed in accordance with, the laws of the State of New York with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof.

      Section 10.7 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Note, or the Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

      Section 10.8 HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 10.9 RIGHTS AFFECTED BY EXTENSIONS. The rights of Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof, or with respect to the Borrower's Collateral and Guarantor's Collateral or with respect to any endorser, guarantor, or surety without notice or consent of Borrower or any endorser, guarantee or surety.

      Section 10.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement and in any agreements, documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of Borrower to Lender hereunder have been paid in full.

      Section 10.11 FURTHER ASSURANCES. From time to time, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of Lender hereunder or thereunder.

      Section 10.12 INDEMNIFICATION. Borrower hereby indemnifies and holds harmless Lender and its partners, directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "INDEMNIFIED PERSONS") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the other Loan Documents, the documents entered into in connection herewith or therewith, or any of them or any of the transactions contemplated hereby or thereby, the making of the Loan, the use of the proceeds of the Loan or the ownership or operation of the business or assets of Borrower or any of its subsidiaries; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the negligence or willful misconduct of such Indemnified Person.

JURY TRIAL WAIVER. EACH OF LENDER, BORROWER AND GUARANTOR HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER/GUARANTOR RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

      Section 10.13 MAXIMUM INTEREST. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("MAXIMUM RATE"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

Section 10.13.1 if any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

Section 10.13.2 if at any time the amount of interest under any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

Section 10.13.3 if the maturity of any Loan Document is accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

Section 10.13.4 if it should be held that any interest payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

Section 10.13.5 the spreading, prorating and amortizing of interest over the Maturity Date of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.
      I-LINK INCORPORATED

      By:_______________________________
      Gary Wasserson, Chief Executive Officer


      WORLDXCHANGE CORPORATION

      By:_______________________________
      Gary Wasserson, President


      COUNSEL CORPORATION (US)

      By:_______________________________

EXHIBIT 1.2
FORM OF PROMISSORY NOTE

$15,000,000
                                                   June 4, 2001

      FOR VALUE RECEIVED, the undersigned, WORLDXCHANGE CORP., a Delaware corporation (the "MAKER"), promises to pay to the order of COUNSEL CORPORATION
(US), a Delaware limited liability company (the "PAYEE"), on or before June 4, 2001 (the "MATURITY DATE"), the principal sum of fifteen million dollars ($15,000,000), or if less, the outstanding principal balance of the Loan made by Payee to Maker pursuant to the Loan Agreement, as that term is defined below, together with interest thereon as provided herein. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

      1. INTEREST. The unpaid principal balance of this Note shall bear interest at the rates determined in accordance with the provisions of that certain Loan and Security Agreement, dated as of June 4, 2001, between the Maker and the Payee (as the same may be amended, modified, extended or restated, the "LOAN AGREEMENT"). Interest accrued hereunder shall be paid quarterly in arrears and in cash on last business day of each quarter until all principal and interest hereunder is paid in full at the repayment or maturity of the Loan.

      2. PRINCIPAL REPAYMENT. The aggregate principal balance of this Note shall be due and payable as provided in the Loan Agreement.

      3. PREPAYMENTS. This Note may be voluntarily prepaid in whole or in part without premium or penalty at any time and from time to time. In making a prepayment in whole, the Maker shall pay all accrued interest through the date of such prepayment. The Maker shall make a mandatory prepayment of the outstanding principal amount of the Note together with all accrued interest on and subject to the terms and conditions of the Loan Agreement.

      4. PAYMENT ON BUSINESS DAYS. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest in connection with such payment.

      5. FORM OF PAYMENT. All payments made pursuant to the terms of this Note shall be made in lawful money of the United States of America and shall be payable to the Payee at its principal office located at 280 Park Avenue, West Building, 28th Floor, New York, NY 10017 or at such other place as the Payee shall have designated to the Maker in writing.

      6. CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York.

      7. EVENTS OF DEFAULT. Upon the occurrence of any Event of Default, Lender may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable hereunder, immediately due and payable.

      8. COLLECTION EXPENSES. If at any time the indebtedness evidenced by this
Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

      9. WAIVERS. To the extent permitted by law, except as otherwise provided herein or in the Loan Agreement, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; diligence in collection, and any relief whatever from the valuation or appraisement laws of any state.

      IN WITNESS WHEREOF, THE MAKER HAS EXECUTED THIS NOTE AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

                                    WORLDXCHANGE CORPORATION,
                                    a Delaware corporation



                                    By:_______________________________
                                          Gary Wasserson, President


                                  SCHEDULE 6.6

                     [To be determined and supplemented]

                                  SCHEDULE 6.7

                     [To be determined and supplemented]